CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders
Evergreen Equity Trust

We consent to the use of our reports dated December 10, 2004 for Evergreen Technology Fund, Evergreen Health Care Fund, and Evergreen Utility and Telecommunications Fund, each a series of the Evergreen Equity Trust, incorporated herein by reference and to the reference to our firm under the caption “FINANCIAL HIGHLIGHTS” in the prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

Boston, Massachusetts
February 18, 2005